Exhibit 21

CHIQUITA BRANDS INTERNATIONAL, INC.

SUBSIDIARIES

As of February 15, 2006, the major subsidiaries of the company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

	Organized Under Laws of	Percent of Voting Securities Owned by Immediate Parent
Chiquita Brands L.L.C.	Delaware	100%
Chiquita Banana Company B.V.	Netherlands	100%
Hameico Fruit Trade GmbH	Germany	100%
Atlanta Aktiengesllschaft	Germany	100%
Atlanta World Trade GmbH	Germany	100%
Josef Ahorner GmbH	Austria	100%
Atlanta Finanz Service GmbH & Co. KG	Germany	100%
Chiquita Italia, S.p.A.	Italy	100%
Chiquita Compagnie des Bananes	France	100%
Chiquita Fresh North America L.L.C.	Delaware	100%
CB Containers, Inc.	Delaware	100%
Chiquita Fresh Cut, L.L.C.	Delaware	100%
Chiquita International Trading Company	Delaware	100%
Chiquita Far East Holdings B.V.	Netherlands	100%
Chiquita International Limited	Bermuda	100%
Bocas Fruit Co. L.L.C.	Delaware	100%
Exportadora Chiquita Chile Limitada	Chile	100%
Servicios Chiquita Chile Limitada	Chile	100%
Compania Bananera Atlantica Limitada	Costa Rica	100%
Compania Bananera Guatemalteca Independiente, S.A.	Guatemala	100%
Great White Fleet Ltd.	Bermuda	100%
BVS Ltd.	Bermuda	100%
CDV Ltd.	Bermuda	100%
CDY Ltd.	Bermuda	100%
CRH Shipping Ltd.	Bermuda	100%
Danop Ltd.	Bermuda	100%
GPH Ltd.	Bermuda	100%
Great White Fleet (US) Ltd.	Bermuda	100%
Great White Fleet (Europe) Ltd.	Bermuda	100%
GWF Management Services Ltd.	Bermuda	100%
Tela Railroad Company Ltd.	Bermuda	100%
Chiriqui Land Company	Delaware	100%
Compania Agricola del Guayas	Delaware	100%
Compania Mundimar, S.A.	Costa Rica	100%
Fresh International Corp.	Delaware	100%
Fresh Express Incorporated	Delaware	100%

Exhibit 21 (cont.)

The names of approximately 160 subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 110 foreign subsidiaries whose immediate parents are listed above and that are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of CBII, controlled majority-owned subsidiaries and any entities that are not controlled but require consolidation in accordance with FASB Interpretation No. 46, “Consolidation of Variable Interest Entities - an interpretation of ARB No. 51.”